
                                                     ANACOMP, INC. AND SUBSIDIARIES
                                                   RATIO OF EARNINGS TO FIXED CHARGES
                                                          (DOLLARS IN THOUSANDS)

                                                                                        Reorganized
                                               Predecessor Company                        Company
                                        -----------------------------------------------------------
                                                                              Eight Mos  Four Mos
                                                                                Ended     Ended
                                             Year Ended September 30,          May 31,   Sept 30,
                                        ------------------------------------
                                           1992    1993    1994     1995        1996      1996
                                           ----    ----    ----     ----        ----      ----
Income before taxes, extraordinary items
  and cumulative effect of accounting
  change                                   32,421  20,491  15,355  (203,326)    116,228   (17,609)
Fixed charges                              78,222  75,397  73,631    78,856      31,413    14,848
                                         -------- ------- ------- ---------    --------  --------
                             Earnings     110,643  95,888  88,986  (124,470)    147,641    (2,761)
                                         -------- ------- ------- ---------    --------  --------
                                         -------- ------- ------- ---------    --------  --------

Interest Expense and fee amortization      71,947  68,960  67,174    70,938      26,760    12,869
Lease expense considered to be interest     6,275   6,437   6,457     7,918       4,653     1,979
                                         -------- ------- ------- ---------    --------  --------
                        Fixed charges      78,222  75,397  73,631    78,856      31,413    14,848
                                         -------- ------- ------- ---------    --------  --------
                                         -------- ------- ------- ---------    --------  --------


Ratio of earnings to fixed charges           1.41    1.27    1.21     (1.58)       4.70     (0.19)
                                         -------- ------- ------- ---------    --------  --------
                                         -------- ------- ------- ---------    --------  --------


                                                       Predecessor  Reorganized
                                           Combined      Company      Company     Combined
                                                       ------------------------
                                             Year        Six Mos      Six Mos     Twelve Mos
                                            Ended         Ended        Ended        Ended
                                           Sept 30,      Mar 31,      Mar 31,      Mar 31,

                                             1996         1996         1997         1997
                                             ----         ----         ----         ----
Income before taxes, extraordinary items
  and cumulative effect of accounting
  change
                                             98,619        (5,978)     (19,380)      85,217
Fixed charges                                46,261        27,353       22,364       41,272
                                           --------       -------      -------     --------
                             Earnings       144,880        21,375        2,984      126,489
                                           --------       -------      -------     --------
                                           --------       -------      -------     --------

Interest Expense and fee amortization        39,629        23,785       19,538       35,382
Lease expense considered to be interest       6,632         3,568        2,826        5,890
                                           --------       -------      -------     --------
                        Fixed charges        46,261        27,353       22,364       41,272
                                           --------       -------      -------     --------
                                           --------       -------      -------     --------


Ratio of earnings to fixed charges             3.13          0.78         0.13         3.06
                                           --------       -------      -------     --------
                                           --------       -------      -------     --------
